                                                                      EXHIBIT 21

              ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                             As of December 31, 2001

                                                             State or
                                                            Country of
           Subsidiary                                      Incorporation       % of Ownership        Name Doing Business As
           ----------                                      -------------       --------------        ----------------------

Dish Entertainment Corporation                                Colorado              100%             Dish Entertainment
Dish Network Credit Corporation                               Colorado              100%             DNCC
EchoStar Broadband Corporation                                Colorado              100%             EchoStar Broadband
EchoStar Orbital Corporation                                  Colorado              100% (1)         EchoStar Orbital
EchoStar DBS Corporation                                      Colorado              100% (1)         EchoStar DBS
EchoStar Engineering Corporation                              Colorado              100%             EchoStar Engineering
EchoStar KuX Corporation                                      Colorado              100%             KuX
EchoStar 110 Corporation                                      Colorado              100% (2)         EchoStar 110
EchoStar PAC Corporation                                      Colorado              100%             EchoStar PAC
EchoStar Real Estate Corporation II                           Colorado              100%             EREC II
EchoStar Real Estate Corporation III                          Colorado              100%             EREC III
Kelly Broadcasting, Inc.                                     New Jersey             100%             KBS
OpenStar Corporation                                          Colorado               50%             OpenStar
EchoStar VisionStar Corporation                               Colorado              100%             EchoStar VisionStar
Echo Acceptance Corporation                                   Colorado              100% (2)         EAC
Dish Network Service Corporation                              Colorado              100% (2)         DNSC
   f/k/a Dish Installation Network Corporation
Echosphere Corporation                                        Colorado              100% (2)         Echosphere
EchoStar International Corporation                            Colorado              100% (2)         EchoStar International or
                                                                                                     EIC
EchoStar North America Corporation                            Colorado              100% (2)         EchoStar North America
   f/k/a EchoStar Licensee Corporation
EchoStar Real Estate Corporation                              Colorado              100% (2)         EREC
EchoStar Satellite Corporation                                Colorado              100% (2)         ESC
EchoStar Technologies Corporation                              Texas                100% (2)         EchoStar Technologies or
   f/k/a Houston Tracker Systems, Inc.                                                               ETC
EchoStar Data Networks Corporation                            Colorado              100%             EchoStar Data Networks or
   f/k/a Media4, Inc.                                                                                EDN
NagraStar LLC                                                 Colorado               50%             NagraStar
Satellite Communications Operating Corporation                Colorado              100%             SCOC
Transponder Encryption Services Corporation                   Colorado              100%             TESC
EchoStar Space Corporation                                    Colorado              100% (2)         Space
EchoBand                                                      Colorado              100%             EchoBand
EchoStar UK Holdings                                          Foreign               100%             UK Holdings
Eldon Technology Limited                                      Foreign               100%             Eldon
EIC Spain, Inc.                                               Foreign               100%             EIC Spain

(1)  This is a subsidiary of EchoStar Broadband Corporation.

(2)  This is a subsidiary of EchoStar DBS Corporation.